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Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 29, 2002

DIGITAL RIVER, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of Identification No.)	000-24643 (Commission File No.)	41-1901640 (I.R.S. Employer incorporation or organization)

9625 W. 76th Street, Suite 150
Eden Prairie, Minnesota 55344
(Address of principal executive offices) (Zip code)

(952) 253-1234
(Registrant's telephone number, including area code)

ITEM 5.    OTHER EVENTS

        On January 29, 2002, Digital River, Inc. announced its financial results for the quarter ended December 31, 2001. Digital River also announced it was filing with the Securities and Exchage Commission a shelf registration statement on Form S-3, allowing it to issue up to an aggregate of $100 million of common stock, preferred stock, debt securities and/or warrants. The financial information reported by the Company is filed herewith as Exhibit 99.1 and incorporated herein by reference.

EXHIBIT NO.	DESCRIPTION
99.1	Condensed consolidated balance sheets as of December 31, 2001 and 2000 and the related condensed consolidated statements of operations for the three and twelve months ended December 31, 2001.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC. (Registrant)
Date: January 31, 2002	By:	/s/ ROBERT E. STRAWMAN Robert E. Strawman Chief Financial Officer (Principal Financial and Accounting Officer)

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SIGNATURES